UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2011

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 10, 2011, Alexion Pharmaceuticals, Inc. issued a press release relating to its results of operations and financial conditions for the quarter and year ended December 31, 2010. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The attached press release contains both U.S. Generally Accepted Accounting Principles, or GAAP, and non-GAAP financial measures. The non-GAAP financial measures exclude share-based compensation expenses, taxes not payable in cash and expenses relating to the acquisitions of Taligen Therapeutics, Inc. and certain assets of Orphatec Pharmaceuticals GmbH. Reconciliations between non-GAAP and GAAP financial measures are included in the press release set forth as Exhibit 99.1 furnished to this Form 8-K. The Company’s management utilizes non-GAAP financial information to provide a useful measure of comparative operating performance of the Company. The non-GAAP financial measures are supplemental to and not a substitute for, measures of financial performance prepared in accordance with GAAP.

Item 8.01	Other Events.

On February 10, 2011, Alexion announced that it purchased patents and assets from Germany-based Orphatec Pharmaceuticals GmbH related to an investigational therapy for patients with molybdenum cofactor deficiency, or MoCD, Type A, an ultra-rare genetic disorder characterized by severe brain damage and rapid death in newborns. Orphatec is a privately held development-stage biotechnology company with headquarters in Cologne, Germany. In addition, Alexion has established a research collaboration with key MoCD researchers from Orphatec to accelerate development of the investigational therapy. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release issued by Alexion Pharmaceuticals, Inc. on February 10, 2011 relating to its results of operations and financial conditions for the quarter and year ended December 31, 2010.

99.2 Press Release issued by Alexion Pharmaceuticals, Inc. on February 10, 2011 relating to the acquisition of Orphatec Pharmaceuticals GmbH.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: February 10, 2011	By:	/s/ Thomas I.H. Dubin

		Name:	Thomas I. H. Dubin
		Title:	Senior Vice President and Chief Legal Officer